                                                                TWO WELLS LEASES
                                                               HELD BY PRODUCING

                                  ASSIGNMENT

STATE OF WEST VIRGINIA
COUNTY OF TYLER

        This assignment made and entered into this 1st day of June, 1995, by and between RUTTER AND WILBANKS CORPORATION, a Texas corporation, whose address is P.O. Box 3186, Midland, Texas 79702, hereinafter referred to as "Assignor", and TRANS ENERGY, INC., a Nevada corporation, whose address is P.O. Box 393, Saint Marys, West Virginia 26170, hereinafter referred to as "Assignee".

                                  WITNESSETH

        That for and in the sum of ten dollars and other good and valuable consideration in hand paid by Assignee to Assignor, receipt of which is acknowledged, Assignor does hereby bargain, sell, grant, convey, transfer, assign and set over unto Assignee, but subject to the exceptions, reservations and provisions hereinafter set forth, all of the right, title and interest and estate of Assignor in and to those certain oil and gas leases set out and described on Exhibit A attached hereto and made a part hereof, all of the leases being located in Lincoln District, Tyler County, West Virginia.

        This assignment covers the interests acquired by Assignor in assignment dated the 14th day of May, 1992, between Tetra Systems, Inc. as assignor, and Rutter and Wilbanks Corporation, as Assignee, recorded in Book 297 at Page 53.

        Assignor retains an overriding royalty interest of seven and one half percent (.0750) on all oil and gas produced and saved from the assigned premises, such overriding royalty interest to be delivered for the credit of Assignor in the same manner and at the same time as royalties payable to the Lessees under each lease hereby assigned.

        Assignor covenants with Assignee, its successors or assigns, that it is the lawful owner of and has good title to the interests above assigned, and that Assignor warrants the title, by, through, and under it but not otherwise.

        Executed this 17th day of July, 1995, but effective June 1, 1995.

                                           RUTTER AND WILBANKS CORPORATION

                                           By: /s/ A. W. Rutter, Jr.
                                              ----------------------------
                                              A. W. Rutter, Jr., Vice Pres.

STATE OF TEXAS
COUNTY OF MIDLAND

        This instrument was acknowledged before me on July 17, 1995, by A. W. RUTTER, JR., Vice President of RUTTER AND WILBANKS CORPORATION, Texas corporation, on behalf of said corporation.

[SEAL OF CHARLOTTE S. HARRIS               /s/ Charlotte S. Harris
 NOTARY PUBLIC APPEARS HERE]               ------------------------
                                           Notary Public Signature

This document prepared by  Charles A. Wynne, P. O. Box 3186 Texas 79702.

Consideration for this assignment is $___________________, declared by Assignor.

                                  EXHIBIT A

(ATTACHED TO ASSIGNMENT DATED THE 1ST DAY OF JUNE, 1995, BETWEEN RUTTER AND WILBANKS CORPORATION, AS ASSIGNOR, AND TRANS ENERGY, INC., AS ASSIGNEE.)


GRANTOR/LESSOR      GRANTEE/LESSEE      DATE      BOOK/PAGE      ACRES
--------------      --------------      ----      ---------      -----

F. R. WELLS           C. R. DUEL      8-21-1891       16/311       478
E. WELLS              J. S. APPEL    11-22-1889       16/295       452
                                                     This is
                                                    incorrect
                                                      refer.

                                                                   INGRAHAM WELL
                                                                       PRODUCING

                                  ASSIGNMENT

STATE OF WEST VIRGINIA
COUNTY OF TYLER

        This assignment made and entered into this 1st day of June, 1995, by and between RUTTER AND WILBANKS CORPORATION, a Texas Corporation, P.O. Box 3186, Midland, Texas 79702, hereinafter referred to as "Assignor" and TRANS ENERGY, INC., a Nevada corporation, whose address is P.O. Box 393, St. Marys, West Virginia 26170, hereinafter referred to as "Assignee":

                                  WITNESSETH

        That for and in the sum of ten dollars and other good and valuable consideration in hand paid by Assignee to Assignor, receipt of which is acknowledged, Assignor does hereby bargain, sell, grant, convey, transfer, assign and set over unto Assignee, but subject to the exceptions, reservations and provisions hereinafter set forth, all of the right, title and interest and estate of Assignor in and to that certain oil and gas lease located in Lincoln District, Tyler County, West Virginia, more fully described as all that certain 40 acres in the form of a circle around the well known as the Ingraham #1. This well is part of that certain oil and gas lease between F. R. Wells, to C. R. Pevel, recorded August 21, 1891, in Book 16 at Page 311, Tyler County Lease Records, West Virginia. This assignment is made with the rights incident thereto and the personal property thereon, appurtenant thereto or used, or obtained in connection therewith.

        This assignment covers the interests acquired by Assignor in assignment dated May 20,1992, between Sancho Oil and Gas, as Assignor, and Rutter and Wilbanks Corporation, as Assignee, recorded in Book 297 at Page 61, Deed Records, Tyler County, West Virginia.

        Assignor retains an overriding royalty interest of seven and one half percent (.0750) on all oil and gas produced and saved from the assigned premises, such overriding royalty interest to be delivered for the credit of Assignor in the same manner and at the same time as royalties payable to the Lessees under each lease hereby assigned.

        Assignor covenants with Assignee, its successors or assigns, that it is the lawful owner of and has good title to the interests above assigned, and that Assignor warrants the title, by, through, and under it but not otherwise.

        Executed this 17th day of July, 1995, but effective June 1, 1995.

                                           RUTTER AND WILBANKS CORPORATION

                                           By: /s/ A. W. Rutter, Jr.
                                              ----------------------------
                                              A. W. Rutter, Jr., Vice Pres.

STATE OF TEXAS
COUNTY OF MIDLAND

        This instrument was acknowledged before me on July 17, 1995, by A. W. RUTTER, JR., Vice President of RUTTER AND WILBANKS CORPORATION, Texas corporation, on behalf of said corporation.

[SEAL OF CHARLOTTE S. HARRIS               /s/ Charlotte S. Harris
 NOTARY PUBLIC APPEARS HERE]               ------------------------
                                           Notary Public Signature

This document prepared by  Charles A. Wynne, P. O. Box 3
Texas 79702.

Consideration for this assignment is $___________________
Assignor.